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Exhibit 11.  Statement re computation of per Share Earnings

THREE MONTHS ENDED SEPTEMBER 30, 2005

BASIC EARNINGS PER SHARE:

Net Income                             $877,101     =     $0.58
------------------------------------   ---------
Weighted Average Number of
 Common Shares                         1,503,904

Diluted Earnings Per Share:

Net Income                             $877,101     =     $877,101   = $0.58
------------------------------------   -----------------  ----------
Weighted Average Number of
 Common Shares                         1,503,904 + 8,597  1,512,501
Adjusted for Effect of Outstanding
 Options

Nine Months Ended September 30, 2005

Basic Earnings Per Share:

Net Income                             $2,603,702   =     $1.73
------------------------------------     --------
Weighted Average Number of
Common Shares                          1,504,997

Diluted Earnings Per Share:

Net Income                             $2,603,702   =     $2,603,702 = $1.72
------------------------------------   -----------------  ----------
Weighted Average Number of
 Common Shares                         1,504,997 + 9,198  1,514,195
Adjusted for Effect of Outstanding
 Options